                  CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                    OF SERIES B-1 ESOP CONVERTIBLE PREFERRED STOCK

                                          OF

                              DAYTON HUDSON CORPORATION


             Pursuant to Section 302A.401 of the Business Corporation Act
                              of the State of Minnesota


     We, Robert J. Ulrich, Chairman and Chief Executive Officer, and James T. Hale, Secretary, of Dayton Hudson Corporation, a corporation organized and existing under the Business Corporation Act of the State of Minnesota, in accordance with the provisions of Section 302A.401 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Restated Articles of Incorporation, as amended, of said Corporation, said Board of Directors on September 9, 1998, authorized the creation and issuance of a new series of Preferred Stock and determined the designation and amount thereof, and the voting powers, preferences, rights and limitations of the shares of such series and that the issuance of the shares of said series of Preferred Stock shall be conclusive evidence of the terms of said series established by said Board of Directors and the approval thereof by said Board of Directors; and

     That pursuant to the authority granted to it by the Restated Articles of Incorporation, as amended, of said Corporation, said Board of Directors adopted the following resolution establishing a series of Twenty Thousand (20,000) shares of Preferred Stock designated as Series B-1 ESOP Convertible Preferred
Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Restated Articles of Incorporation, as amended, a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     1.  DESIGNATION AND AMOUNT; SPECIAL PURPOSE RESTRICTED TRANSFER ISSUE.

     (A) The shares of such series shall be designated as "Series B-1 ESOP Convertible Preferred Stock" (the "Series B-1 Preferred Stock") and the number of shares constituting such series shall be 20,000.

     (B) Shares of Series B-1 Preferred Stock shall be issued only to a trustee (the "Trustee") acting on behalf of the Dayton Hudson Corporation 401(k) Plan, or any successor to such plan (the "Plan"). All references to the holder of shares of Series B-1 Preferred Stock shall

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mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of shares of Series B-1 Preferred Stock to any person other than any successor trustee under the Plan, the shares of Series B-1 Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into shares of Common Stock on the terms otherwise provided for the conversion of shares of Series B-1 Preferred Stock into shares of Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series B-1 Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series B-1 Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of Series B-1 Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series B-1 Preferred Stock have been automatically converted as of the date of such transfer. Certificates representing shares of Series B-1 Preferred Stock shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (B) of
Section 1, shares of Series B-1 Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

     2.  DIVIDENDS AND DISTRIBUTIONS.

     (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series B-1 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount per share equal to $56.20 per share per annum, and no more, payable quarterly in arrears, one-quarter on the 10th day of March, one-quarter on the 10th day of June, one-quarter on the 10th day of September and one-quarter on the 10th day of December of each year (each a "Dividend Payment Date") commencing on December 10, 1998, to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other than a "Business Day" (as hereinafter defined), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series B-1 Preferred Stock from the date of issuance of such shares of Series B-1 Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time, but Preferred Dividends accrued after issuance on the shares of Series B-1 Preferred Stock for any period less than a full quarterly period between Dividend Payment Dates (or, in the case of the first dividend payment, from the date of issuance through December 10, 1998, which is the first Dividend Payment
Date) shall be computed on the basis of a 360-day year of 30-day months.
Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

     (B) So long as any shares of Series B-1 Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series B-1 Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series B-1 Preferred Stock dividends for all dividend payment periods of the Series B-1 Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the Series B-1 Preferred Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series B-1 Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B-1 Preferred Stock until full cumulative dividends on the Series B-1 Preferred Stock shall have been paid or declared and set apart for payment; PROVIDED, HOWEVER, that the foregoing shall not apply to
(i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B-1 Preferred Stock or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B-1 Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation, heretofore or hereafter adopted or (B) in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B-1 Preferred Stock.

     3. VOTING RIGHTS. The holders of shares of Series B-1 Preferred Stock shall have the following voting rights:

     (A) The holders of Series B-1 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together with the holders of Series B ESOP Convertible Preferred Stock and Common Stock as one class. The holder of each share of Series B-1 Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series B-1 Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-hundredth of a vote; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the voting rights of the Series B-1 Preferred Stock shall also be similarly adjusted.

     (B) Except as otherwise required by law or set forth herein, holders of Series B-1 Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Series B ESOP Convertible Preferred Stock and Common Stock as set forth herein) for the taking of any corporate action; PROVIDED,

HOWEVER, that the vote of at least 66-2/3% of the outstanding shares of Series B-1 Preferred Stock, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Restated Articles of Incorporation of the Corporation, as amended, or this Resolution (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation), if such amendment, alteration or repeal would alter or change the powers, preferences, or special rights of the shares of Series B-1 Preferred Stock so as to affect them adversely.

     4.  LIQUIDATION, DISSOLUTION OR WINDING-UP.

     (A) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series B-1 Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series B-1 Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series B-1 Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, liquidating distributions in the amount of $864.60 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If, upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series B-1 Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series B-1 Preferred Stock are not paid in full, the holders of the Series B-1 Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph (A) of this Section 4, the holders of shares of Series B-1 Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

     (B) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this Section 4, but the holders of Series B-1 Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

     (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B-1 Preferred Stock in such circumstances shall be payable, shall be given by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days prior to any payment date stated therein, to the holders of Series B-1 Preferred

Stock, at the address shown on the books of the Corporation or any transfer agent for the Series B-1 Preferred Stock.

     5.  CONVERSION INTO COMMON STOCK.

     (A) A holder of shares of Series B-1 Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7 and 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion price equal to $14.41 per share of Common Stock, with each share of Series B-1 Preferred Stock being valued at $864.60 for such purpose, and which conversion price per share of Common Stock shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to 60 shares of Common Stock for each share of Series B-1 Preferred Stock so converted, which is subject to adjustment as the Conversion Price is adjusted as hereinafter provided).

     (B) Any holder of shares of Series B-1 Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B-1 Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series B-1 Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B-1 Preferred Stock by the Corporation or the transfer agent for the Series B-1 Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series B-1 Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series B-1 Preferred Stock not to be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

     (C) Upon surrender of a certificate representing a share or shares of Series B-1 Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series B-1 Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series B-1 Preferred Stock which shall not have been converted.

     (D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series B-1 Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of
(i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second Business Day after the surrender of the certificate or certificates for the shares of Series B-1 Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) and accompanied by all documentation required to effect the conversion, as provided by this Resolution. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series B-1 Preferred Stock on a Dividend Payment Date if the record date for such dividend is subsequent to the effective date of conversion of such shares.

     (E) The Corporation shall not be obligated to deliver to holders of Series B-1 Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series B-1 Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

     (F) If the Corporation shall issue shares of Common Stock upon conversion of shares of Series B-1 Preferred Stock as contemplated by this
Section 5, the Corporation shall, to the extent provided for, and subject to the limitations set forth in, the Rights Agreement hereafter described, issue together with each such share of Common Stock one right to purchase Series A Junior Participating Preferred Stock of the Corporation (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of September 11, 1996 between the Corporation and Morgan Shareholder Services Trust Company as Rights Agent, as such agreement may from time to time be amended (the "Rights Agreement"), or any rights issued to holders of Common Stock of the Corporation in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Corporation at such time and have not expired (such rights issued and issuable pursuant to the Rights Agreement being hereinafter referred to as the "Rights").

     (G) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series B-1 Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B-1 Preferred Stock then outstanding. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series B-1 Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B-1 Preferred Stock then outstanding and convertible into shares of Common Stock.

     6.  REDEMPTION AT THE OPTION OF THE CORPORATION.

     (A) The Series B-1 Preferred Stock shall be redeemable, in whole or in part, (i) at the option of the Corporation at any time after January 10, 2000 at $864.60 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (ii) as otherwise permitted or required by this Section 6 and by Section 7 hereof. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (E) of this Section 6. From and after the date fixed for redemption, dividends on shares of Series B-1 Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series B-1 Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation. If the full cumulative dividends have not been paid, contemporaneously declared and set aside for payment on all outstanding shares of Series B-1 Preferred Stock for all past Dividend Payment Dates, the Company may not redeem fewer than all the outstanding shares of Series B-1 Preferred Stock pursuant to this Section 6.

     (B) Unless otherwise required by law, notice of redemption will be sent to the holders of Series B-1 Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series B-1 Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series B-1 Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B-1 Preferred Stock at the time. Upon surrender of the certificate for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this Section 6 or Section 7 hereof, as the case may be.

     (C) In the event (i) of a change in any statute, rule or regulation of the United States of America which has the effect of limiting or making unavailable to the Corporation all or any of the tax deductions for amounts paid (including dividends) on the Series B-1 Preferred Stock when such amounts are used as provided under Section 404(k)(2) of the Internal Revenue Code

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of 1986, as amended and in effect on the date shares of Series B-1 Preferred
Stock are initially issued or (ii) the Plan is not initially determined by the Internal Revenue Service to be qualified within the meaning of Section 401(a) and Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, elect to redeem any or all of such shares for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares of Common Stock and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value (as defined in paragraph (G) of Section 9 hereof), at a redemption price equal to the higher of
(x) $864.60 per share plus accrued and unpaid dividends thereon to the date fixed for redemption or (y) the fair market value per share of Series B-1 Preferred Stock as determined by an independent appraiser, appointed by the Corporation in accordance with the provisions of the Plan, as of the most recent Valuation Date, as defined in the Plan.

     (D) In the event that the Plan is terminated or the employee stock ownership plan feature of the Plan is terminated or eliminated from the Plan in accordance with its terms, and notwithstanding anything to the contrary in paragraph (A) of this Section 6, the Corporation shall, as soon thereafter as practicable, call for redemption all then outstanding shares of Series B-1 Preferred Stock for cash or, if the Corporation so elects, in shares of Common Stock and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value (as defined in paragraph (G) of Section 9 hereof), at a redemption price equal to the higher of (x) $864.60 per share plus accrued and unpaid dividends thereon to the date fixed for redemption or (y) the fair market value per share of Series B-1 Preferred Stock as determined by an independent appraiser, appointed by the Corporation in accordance with the provisions of the Plan, as of the most recent Valuation Date, as defined in the Plan.

     (E) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series B-1 Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (G) of Section 9 hereof).

     7. OTHER REDEMPTION RIGHTS. Shares of Series B-1 Preferred Stock shall be redeemed by the Corporation for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value (as defined in paragraph (G) of Section 9 hereof), at a redemption price of $864.60 per share plus accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation of the following events: (i) when and to the extent necessary for such holder to make any payments of principal, interest or premium due and payable (whether as scheduled, upon acceleration or otherwise) under note from the Plan to the Corporation or any indebtedness, expenses or costs incurred by the holder for the benefit of the Plan; or (ii) in the event that the Plan is not initially determined by the Internal Revenue Service to be qualified within the meaning of Section 401(a) and Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended. Shares of Series B-1 Preferred

Stock shall also be redeemed by the Corporation for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value (as defined in paragraph (G) of Section 9 hereof), at a redemption price equal to the higher of (x) $864.60 per share plus accrued and unpaid dividends thereon to the date fixed for redemption or (y) the fair market value per share of Series B-1 Preferred Stock as determined by an independent appraiser appointed by the Corporation in accordance with the provisions of the Plan, as of the most recent Valuation Date, as defined in the Plan, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation that it is necessary for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with Section 9.6 of, the Plan.

     8.  CONSOLIDATION, MERGER, ETC.

     (A) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Series B-1 Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and
Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series B-1 Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series B-1 Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series B-1 Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B-1 Preferred Stock could have been converted immediately prior to such transaction; PROVIDED, HOWEVER, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series B-1 Preferred Stock, then the shares of Series B-1 Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B-1 Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares). The rights of the Series B-1 Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to
Section 3 and Section 9 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such sections prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of Series B-1 Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

     (B) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B-1 Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (C) of this Section 8), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series B-1 Preferred Stock could have been converted at such time so that each share of Series B-1 Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B-1 Preferred Stock could have been converted immediately prior to such transaction; PROVIDED, HOWEVER, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series B-1 Preferred Stock, then the shares of Series B-1 Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B-1 Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

     (C) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (B) of this Section 8, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series B-1 Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Series B-1 Preferred Stock, a cash payment equal to the higher of (x) $864.60 per share plus accrued and unpaid dividends thereon to the date of consummation of such transaction or
(y) the fair market value per share of Series B-1 Preferred Stock as determined by an independent appraiser, appointed by the Corporation in accordance with the provisions of the Plan, as of the last business day of the month immediately preceding the month in which such fair market value is being determined. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the second business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the second business day prior to consummation of such transaction.

     9.  ANTI-DILUTION ADJUSTMENTS.

     (A) In the event the Corporation shall, at any time or from time to time while any of the shares of the Series B-1 Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply) or otherwise, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

     (B) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series B-1 Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant (i) any security convertible into or exchangeable for shares of Common Stock or (ii) any Rights issued pursuant to or governed by the Rights Agreement or any successor agreement thereto) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs (E) and (F) of this
Section 9,
the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

     (C) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B-1 Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to (i) any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), (ii) any Rights issued pursuant to or governed by the Rights Agreement or any successor agreement thereto and (iii) any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any shares of Series B-1 Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance (i) to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation), (ii) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted and (iii) of Rights issued pursuant to or governed by the Rights Agreement or any successor agreement thereto, for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (I) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (II) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus
(III) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

     (D) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B-1 Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs
(E) and (F) of this Section 9, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is the difference between (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Series B-1 Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B-1 Preferred Stock may be converted at such time.

     (E) Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

     (F) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation (which adjustment shall in no event adversely affect the powers, preferences or special rights of the Series B-1 Preferred Stock as set forth herein). The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 9(F), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

     (G) For purposes of this Resolution, the following definitions shall apply:

     "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined.

     "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof.

     "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the shares of Series B-1 Preferred Stock are outstanding) (i) of cash (other than a regularly scheduled quarterly dividend not exceeding 135% of the average quarterly dividend for the four quarters immediately preceding such dividend), where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds ten percent (10%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and/or (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph (B) or (C) of this Section 9), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (D) of this Section 9 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends (other than regularly scheduled dividends not exceeding 135% of the aggregate quarterly dividends for the preceding period of 12 months) which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to paragraph (D) of this Section 9.

     "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee. The fair market value of the Series B-1 Preferred Stock for purposes of paragraphs (C) and (D) of Section 6, for purposes of Section 7 and for purposes of paragraph (C) of
Section 8 shall be as determined by an independent appraiser, appointed by the Corporation in accordance with the provisions of the Plan, as of the most recent Valuation Date, as defined in the Plan.

     "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, and (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; PROVIDED, HOWEVER, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

     "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series B-1 Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; PROVIDED, HOWEVER, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph (G) of this Section 9, shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18, as in effect under the Exchange Act, on the date shares of Series B-1 Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

     (H) Whenever an adjustment to the Conversion Price and the related voting rights of the Series B-1 Preferred Stock is required pursuant to this Resolution, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series B-1 Preferred Stock, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series B-1 Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Series B-1 Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of the Series B-1 Preferred Stock.

     10. RANKING; ATTRIBUTABLE CAPITAL AND ADEQUACY OF SURPLUS; RETIREMENT OF SHARES.

     (A)   The Series B-1 Preferred Stock shall rank on parity with the Series
B ESOP Convertible Preferred Stock and senior to the Common Stock and the Series A Junior Participating Preferred Stock of the Corporation (the "Series A Preferred Stock") as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding-up of the Corporation, and, unless otherwise provided in the Restated Articles of Incorporation of the Corporation, as the same may be amended, or a Certificate of Designation relating to a subsequent series of Preferred Stock of the Corporation, the Series B-1 Preferred Stock shall rank junior to all series of the Corporation's Preferred Stock, other than the Series B ESOP Convertible Preferred Stock and the Series A Preferred Stock, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up.

     (B) In addition to any vote of stockholders required by law or by paragraph (B) of Section 3 hereof, the vote of the holders of a majority of the outstanding shares of Series B-1 Preferred Stock shall be required to increase the capital of the Corporation allocable to the Common Stock for the purpose of the Business Corporation Act of the State of Minnesota (the "MBCA"), if, as a result thereof, the surplus of the Corporation for purposes of the MBCA would be less than the amount of Preferred Dividends that would accrue on the then outstanding shares of Series B-1 Preferred Stock during the following three years.

     (C) Any shares of Series B-1 Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided by this Resolution, or otherwise so acquired, shall be retired as shares of Series B-1 Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

     11.  MISCELLANEOUS.

     (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof if by hand delivery, by courier or by standard form of telecommunication or three (3) Business Days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Resolution) with postage prepaid, addressed: (i) if to the Corporation, to its office at 777 Nicollet Mall, Minneapolis, Minnesota 55402 (Attention: Secretary) or to the transfer agent for the Series B-1 Preferred Stock, or other agent of the Corporation designated as permitted by this Resolution or (ii) if to any holder of the Series B-1 Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B-1 Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

     (B) The term "Common Stock" as used in this Resolution means the Corporation's Common Stock as the same exists at the date of filing of a Certificate of Designation relating to Series B-1 Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section 9 of this Resolution, the holder of any share of the Series B-1 Preferred Stock upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of Series B-1 Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8, 10 and 11 of this Resolution with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

     (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B-1 Preferred Stock or shares of Common Stock or other securities issued on account of Series B-1 Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B-1 Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B-1 Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     (D) In the event that a holder of shares of Series B-1 Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B-1 Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B-1 Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

     (E) Unless otherwise provided in the Restated Articles of Incorporation, as the same may be amended, of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series B-1 Preferred Stock and any other stock ranking on a parity with the Series B-1 Preferred Stock with respect to such dividend or distribution shall be pro rata, so that amounts paid per share on the Series B-1 Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series B-1 Preferred Stock and such other stock bear to each other.

     (F) Any determination required or permitted to be made by the Corporation's Board of Directors hereunder may be made by a committee appointed by the Corporation's Board of Directors which need not include members of the Corporation's Board of Directors.

     (G) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B-1 Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) to each holder of record of Series B-1 Preferred Stock.

     The foregoing resolution establishing, designating and fixing the rights and preferences of Series B-1 ESOP Convertible Preferred Stock of Dayton Hudson Corporation was authorized by the Board of Directors of the Corporation, pursuant to the authority vested in it by the Restated Articles of Incorporation of the Corporation, as amended, and Section 302A.401 of the Minnesota Business Corporation Act, at a meeting of the Board duly held on the 9th day of September, 1998.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate this 9th day of September, 1998.


                                               /s/ Bob Ulrich
                                             -----------------------------------
                                             Robert J. Ulrich
                                             Chairman and Chief Executive
                                               Officer

  /s/ James T. Hale
-----------------------------------
James T. Hale
Secretary

STATE OF MINNESOTA  )
                    ) SS.
COUNTY OF HENNEPIN  )


           The foregoing instrument was acknowledged before me this 9th day of September, 1998 by Robert J. Ulrich, as Chairman and Chief Executive Officer of Dayton Hudson Corporation.

                                               /s/ LuJean A. Larson
                                             -----------------------------------
                                             Notary Public


(NOTARIAL SEAL)






STATE OF MINNESOTA  )
                    ) SS.
COUNTY OF HENNEPIN  )

           The foregoing instrument was acknowledged before me this 9th day of September, 1998 by James T. Hale, as Secretary of Dayton Hudson Corporation.

                                               /s/ Deborah A. Pennington
                                             -----------------------------------
                                             Notary Public


(NOTARIAL SEAL)






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